UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 15, 2009

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

245 Riverside Avenue, Suite 500, Jacksonville, Florida		32202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	904-301-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

We have a credit agreement with Branch Banking & Trust Company for a $100 million revolving credit facility (the "Credit Agreement"). On October 15, 2009, we entered into a Fourth Amendment to the Credit Agreement (the "Fourth Amendment") for the purpose of extending the term of the Credit Agreement by one year to September 19, 2012 and lowering our required minimum tangible net worth amount to $800 million. These changes will provide us with greater flexibility to withstand the ongoing difficulties in the national economy and our Florida real estate markets.

The Fourth Amendment also modifies the pricing terms of the Credit Agreement to reflect current market pricing. In our discretion, the interest on borrowings under the Credit Agreement will be based on either LIBOR rates or certain base rates established by the Credit Agreement. The applicable interest rate for LIBOR rate loans will now be based on the higher of (a) an adjusted LIBOR rate plus the applicable interest margin (ranging from 2.00% to 2.75%), determined based on the ratio of our total indebtedness to our total asset value, or (b) 4.00%. The applicable interest rate for base rate loans will now be based on the higher of (a) the prime rate or (b) the federal funds rate plus 0.5%, plus the applicable interest margin (ranging from 1.00% to 1.75%). The Fourth Amendment also replaces the existing facility fee based on the amount of lender commitments with an unused commitment fee payable quarterly at an annual rate of 0.50%.

The Fourth Amendment also limits the amount of our investments not otherwise permitted by the Credit Agreement to $175 million and the amount of our additional debt not otherwise permitted by the Credit Agreement to $175 million.

A copy of the Fourth Amendment is filed as Exhibit 10.1 hereto. The foregoing description of the Fourth Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Fourth Amendment to Credit Agreement dated October 15, 2009, by and among the Company and Branch Banking and Trust Company, as agent and lender.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company

October 20, 2009	By:	/s/ William S. McCalmont

Name: William S. McCalmont
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Fourth Amendment to Credit Agreement dated October 15, 2009, by and among the Company and Branch Banking and Trust Company, as agent and lender.